Exhibit 21.1 LIST OF SUBSIDIARIES OF THE REGISTRANT. List of direct and indirect subsidiaries as of December 31, 2021 Country of incorporation Name legal entity Australia Cohda Wireless Pty Ltd. (27%)* Austria NXP Semiconductors Austria GmbH & Co KG Austria NXP Semiconductors Austria GmbH Belgium NXP Semiconductors Belgium N.V. Brazil NXP Semicondutores Brasil Ltda. Canada NXP Canada Inc. China NXP (China) Management Ltd. China NXP (Chongqing) Semiconductors Co. Ltd. China NXP Semiconductors (Shanghai) Co., Ltd. China Datang NXP Semiconductors Co., Ltd (49%)* China NXP Qiangxin (Tianjin) IC Design Co. Ltd. (75%)* China NXP Semiconductors (Tianjin) Ltd. Czech Republic NXP Semiconductors Czech Republic s.r.o. Denmark Retune DSP ApS France NXP Semiconductors France SAS Germany SMST Unterstützungskasse GmbH Germany NXP Semiconductors Germany GmbH Germany Catena Germany GmbH Hong Kong NXP Semiconductors Asia Hong Kong Limited Hungary NXP Semiconductors Hungary Ltd. India NXP India Pvt. Ltd. India Intoto Software India Private Limited Israel NXP Semiconductors Israel Limited Israel Freescale Semiconductor Israel Limited Japan NXP Japan Limited Korea NXP Semiconductors Korea Ltd. Malaysia NXP Malaysia Sdn Bhd. Mexico NXP Semiconductors México, S. de R.L. de C.V. Netherlands NXP B.V. Netherlands NXP Semiconductors Netherlands B.V. Philippines NXP Philippines, Inc. Romania NXP Semiconductors Romania Srl Russia NXP Semiconductors Moscow LLC Singapore NXP Semiconductors Singapore Pte. Ltd. Singapore Systems on Silicon Manufacturing Company Pte Ltd (61.2%)* Sweden NXP Semiconductors Nordic AB Switzerland Freescale Semiconductor EME&A SA

Taiwan NXP Semiconductors Taiwan Ltd. Thailand NXP Manufacturing (Thailand) Co., Ltd. Thailand NXP Semiconductors (Thailand) Co., Ltd. Turkey NXP Semiconductors Elektonik Ticaret A.S. United Kingdom NXP Laboratories UK Ltd. USA NXP Funding LLC USA Intoto LLC USA Omniphy, Inc. USA Freescale Semiconductor Holdings V, Inc. USA NXP USA, Inc. USA Freescale Semiconductor Holding Limited Liability Company * = joint venture